                  VAN KAMPEN PENNSYLVANIA TAX FREE INCOME FUND
                          ITEM 77(O) 10F-3 TRANSACTIONS
                       APRIL 1, 2009 -- SEPTEMBER 30, 2009

                                                                   Amount
                                       Offering       Total          of         % of     % of
                  Purchase/              Price       Amount        Shares     Offering   Funds
    Security        Trade     Size of     of           of         Purchased  Purchased   Total                       Purchased
    Purchased        Date    Offering   Shares      Offering       By Fund    By Fund   Assets       Brokers            From
----------------  ---------  --------  --------  --------------  ----------  ---------  ------  -----------------  -------------
   Puerto Rico     06/11/09      -      $100.00  $4,118,153,700  $1,000,000    0.28%     0.71%  Citigroup,         Goldman Sachs
    Sales Tax                                                                                   Goldman, Sachs
Financing 5.000%                                                                                & Co., Popular
  due 8/1/2039                                                                                  Securities,
                                                                                                J.P. Morgan,
                                                                                                Santander
                                                                                                Securities,
                                                                                                Merrill Lynch &
                                                                                                Co., Barclays
                                                                                                Capital, Morgan
                                                                                                Stanley & Co.
                                                                                                Incorporated,
                                                                                                UBS Financial
                                                                                                Services
                                                                                                Incorporated of
                                                                                                Puerto Rico